EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                         ------------------------------



We consent to the incorporation by reference in Post Effective Amendment No. 44 to the Registration Statement of USAA Mutual Fund, Inc. On Form N-1A of our report dated January 27, 1997 on our audit of the financial statements and financial highlights of USAA S&P 500 Index Fund which report is included in its Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm in the Prospectus under the caption "Service Providers" and in the Statement of Additional Information under the captions "General Information" and "Independent Accountant".



                                             /s/ COOPERS & LYBRAND L.L.P.
                                             -----------------------------------
                                             COOPERS & LYBRAND L.L.P.




Kansas City, Missouri
April 16, 1997


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